UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2011
ARGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31756	13-1947195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 315-0027
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 17, 2011, the Company announced that its wholly-owned subsidiary, Gemma Power Systems, LLC, a Connecticut limited liability company (“GPS”), was awarded a contract with a value of approximately $165 million by East Texas Electric Cooperative, Inc. (“ETEC”) for the design and construction of a 49.9 megawatt biomass-fired power plant near Woodville, Texas. The Rural Utilities Service must issue its approval of the contract and issue a Finding of No Significant Impact (FONSI) for the project prior to full effectiveness of the contract. The owner has also provided GPS with a limited release for the start of critical planning and early engineering activities. The Company expects to receive a full notice-to-proceed no later than Spring 2012. Completion of the project is expected to occur in December 2014.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued October 17, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.
Date: October 18, 2011	By:	/s/ Arthur F. Trudel
Arthur F. Trudel, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued October 17, 2011.